 Exhibit 11

Dechert LLP
One International Place, 40th Floor
100 Oliver Street
Boston, MA 02110-2605
+1 617 728 7100 Main
+1 617 426 6567 Fax
www.dechert.com

November 13, 2024

Fidelity Merrimack Street Trust

245 Summer Street

Boston, MA 02210

Re: Reorganization of Fidelity Municipal Core Plus Bond Fund

Ladies and Gentlemen:

We have acted as counsel to Fidelity Merrimack Street Trust, a Massachusetts business trust (the “Trust”), in connection with the Trust’s registration statement on Form N-14 (the “Registration Statement”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement is being filed in connection with the transfer of all or substantially all the assets of Fidelity Municipal Core Plus Bond Fund (the “Acquired Fund”), a series of Fidelity Salem Street Trust, to Fidelity Municipal Bond Opportunities ETF, a series of the Trust (the “Acquiring Fund,” and, collectively with the Acquired Fund, the “Funds”) in exchange for the issuance of shares of beneficial interest of the Acquiring Fund (the “Shares”), and the assumption of the liabilities of the Acquired Fund by the Acquiring Fund, pursuant to the proposed reorganization as described in the form of an Agreement and Plan of Reorganization and Liquidation (the “Agreement”) by and between the Trust, on behalf of the Acquiring Fund, and Fidelity Salem Street Trust, on behalf of the Acquired Fund (the “Reorganization”).

In connection with the opinions set forth herein, you have provided to us originals, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things, copies of the following: the Agreement; the Registration Statement; the Declaration of Trust of the Trust dated November 15, 2012; the By-Laws of the Trust dated November 15, 2012 (the “By-Laws”); and other such Trust records, certificates, resolutions, documents and statutes that we have deemed relevant in order to render the opinion expressed herein. In addition, we have reviewed and relied upon a Certificate issued by the Secretary of the Commonwealth of Massachusetts.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Funds’ Boards of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of each Fund on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Funds’ Boards of Trustees, or in the Registration Statement, we have assumed such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise. When any opinion set forth below relates to the existence or standing of the Trust, such opinion is based entirely upon and is limited by the items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon the foregoing, we are of the opinion that the Shares registered under the Securities Act, when issued in accordance with the terms described in the Registration Statement and the Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto and to the use of our name and discussion of this opinion in the Registration Statement unless and until we revoke such consent. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP

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